                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Yurie Systems, Inc. on Form S-1 of our report dated March 7, 1997 on the financial statements and of our report dated January 30, 1998 on the supplemental consolidated financial statements appearing in the Prospectus, which is part of the Registration Statement. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Washington, D.C.
February 2, 1998